SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               ________________

                                   FORM 8-K


                                Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 14, 2004

                                 ZANETT, INC.
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             (Exact Name of Registrant as Specified in its Charter)




           Delaware               0-27068               56-43895
       -----------------      ----------------    ---------------------
        (State or Other         (Commission            (IRS Employer
        Jurisdiction of         File Number)         Identification No.)
         Incorporation)


             157 East 57th Street, 15th Floor, New York, NY  10022
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            (Address of principal executive offices)      (Zip Code)


     Registrant's telephone number, including area code: (212) 980-4600

                                                       -------------------

                               Not Applicable
____________________________________________________________________________
        (Former Name or Former Address, if Changed Since Last Report)

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 1, 2004, Zanett Inc. (the "Company") entered into a Loan and Security Agreement (the "LSA") with Fifth Third Bank ("Fifth Third" or the "Bank") of Cincinnati, Ohio. Under the LSA, Fifth Third will provide a two year, secured, revolving credit facility (the "R/C") in the initial amount of $5,000,000, which may be used by the Company to fund acquisitions, fuel internal growth and supplement working capital. In addition to the R/C, the Bank will provide the Company with treasury and cash management services. The Company will not become obligated under the LSA and terms of the R/C until first drawdown, anticipated on or before September 30, 2004.

The R/C is secured by a first lien on all of the Company's assets. Availability under the R/C is calculated using a borrowing-base formula consisting of 75% of eligible accounts receivable plus 90% of unrestricted cash on hand. As of July 31, 2003, its most recent date of calculation, the Company had a borrowing base of $5,689,850. A commitment fee of $50,000 is payable in two equal installments of $25,000 at the first drawdown and on August 31, 2005. The R/C bears interest at Prime plus 2% payable monthly in arrears. There are no warrants or other equity enhancement features in the R/C. The LSA contains terms and conditions covering, among other things, events of default, positive and negative covenants and other terms and conditions typical of a revolving credits of this size and nature.

On September 14, 2004 the Company issued a press release concerning this banking relationship and financial obligation. It is attached as Exhibit 99.1.

                                 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ZANETT, INC.


                                      By:________________________________
                                         Name:  Jack M. Rapport
                                         Title: Chief Financial Officer


Date:  September 14, 2004